UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2010

CHECKPOINT SYSTEMS, INC.
(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	22-1895850
(State of Incorporation)	(IRS Employer Identification No.)

101 Wolf Drive, PO Box 188, Thorofare, New Jersey	08086
(Address of principal executive offices)	(Zip Code)

856-848-1800
(Registrant’s telephone number, including area code)
N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2010, at the 2010 Annual Meeting of Shareholders of Checkpoint Systems, Inc. (the “Company”), the shareholders of the Company approved the Checkpoint Systems, Inc. Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “Plan”), which was amended and restated to:
▪	increase the number of shares of the Company’s common stock reserved for issuance under the Plan by 3,250,000 shares to an aggregate of 6,687,956 shares;

▪
revise the “repricing” provision such that the new provision will provide that, except in respect of certain corporate transactions, the terms of outstanding awards may not be amended to (i) reduce the exercise price of outstanding stock options or stock appreciation rights (“SARs”), or (ii) cancel, exchange, substitute, buy out or surrender outstanding options or SARs in exchange for cash, other awards, stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs (as applicable) without shareholder approval;

▪
impose a limitation on certain shares of the Company’s common stock from again being made available for issuance under the Plan such that the following shares of the Company’s common stock may not again be made available for issuance: (i) shares of common stock not issued or delivered as a result of the net settlement of an outstanding SAR or stock option, (ii) shares of common stock used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares of common stock repurchased on the open market with the proceeds of the stock option exercise price;

▪
establish a minimum exercise price with respect to stock options or SARs to be granted under the Plan such that no stock option or SAR may be granted under the Plan with a per share exercise price that is less than 100% of the fair market value of one share of the Company’s common stock on the date of grant; and

▪
establish a limitation against the payment of any cash dividend or dividend equivalent right (“DER”) with respect to awards that vest based upon the attainment of one or more performance measures such that no awards granted under the Plan based upon the attainment of one or more performance measures will be entitled to receive payment of any cash dividends or DERs with respect to such awards unless and until such awards vest.

A summary of the material terms of the Plan is set forth below.

Omnibus Incentive Plan

•
Purpose. The purpose of the Plan is to motivate certain employees, non-employee directors and independent contractors to put forth maximum efforts toward the growth, profitability, and success of the Company and its subsidiaries by providing incentives to such employees, non-employee directors and independent contractors through the award of stock options (non-qualified and incentive stock options), stock appreciation rights, stock awards (restricted and unrestricted), phantom shares, dividend equivalent rights and cash awards.

•
Shareholder Approval. The Plan became effective upon receipt of approval by the Company’s shareholders. Going forward, shareholders will need to approve any amendment to the Plan if such amendment is determined to be material. No repricing of awards is allowed under the Plan, except in connection with certain corporate transactions.

•
Eligibility and Types of Awards. Employees, consultants and outside directors of the Company or its subsidiaries selected by the Compensation Committee of the Board of Directors (the “Compensation Committee”) are eligible to participate under the Plan. The Compensation Committee may, at its sole discretion, grant the following type of awards under the Omnibus Incentive Plan: stock options; stock appreciation rights; stock awards; stock units (phantom shares); dividend equivalent rights; cash awards; and/or any other type of award that is not inconsistent with the Plan.  The Compensation Committee may establish certain performance measures (either individually or in any combination) to set performance goals with respect to the grant or vesting of an award.

•
Share Limits.  The aggregate number of shares that may be delivered pursuant to all awards under the Plan as of April 27, 2010 was (i) 3,750,748 shares of common stock, plus (ii) up to 2,078,412 shares underlying previously issued and currently outstanding awards under the 2004 Omnibus Incentive Compensation Plan in the event such awards terminate due to expiration, forfeiture or cancellation or otherwise, plus (iii) up to 805,982, shares of common stock underlying previously issued and currently outstanding awards under the Checkpoint Systems, Inc. Stock Option Plan (1992) (which was previously in effect but under which we no longer grant awards) in the event such awards terminate due to expiration, forfeiture or cancellation or otherwise. For purposes of qualifying compensation payable under the Plan as “performance-based compensation” in accordance with Section 162(m) of the Code, no individual, in any calendar year may be granted more than 250,000 shares of Common Stock or be paid more than $1,000,000 under the Plan. Any shares of common stock underlying awards or shares of common stock underlying awards under the prior plans that terminate by expiration, forfeiture, cancellation, payment of exercise price, payment of withholding tax obligation or otherwise without the issuance of such shares will again be available for issuance or payments of awards under the Plan; provided that in no event shall the following shares of common stock again be made available for issuance under the Plan: (i) shares of common stock not issued or delivered as a result of the net settlement of an outstanding SAR or stock option, (ii) shares of common stock used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares of common stock repurchased on the open market with the proceeds of the stock option exercise price. As is customary in incentive plans of this nature, the number and kind of shares available under the Plan and the then outstanding stock-based awards, as well as exercise or purchase prices, performance targets under selected performance-based awards and share limits, are subject to adjustment in the event of certain corporate transactions.

•
Amendment and Termination.  The Board of Directors has the authority to amend, suspend, or terminate the Plan provided that any action that reduces the amount of any outstanding award or changes the terms and conditions of any such award will require the consent of the participant. The Board of Directors or the Compensation Committee may amend outstanding awards in any manner that would be permitted for a new award, provided that any amendment that is adverse to a participant requires the participant’s consent. Unless terminated earlier by the Board of Directors, the Plan will terminate on February 17, 2019. The applicable provisions of the Plan and the Compensation Committee’s authority will continue with respect to any awards then outstanding.

•	Administration. The Plan is administered by the Compensation Committee of the Board of Directors.

The summary of the Plan contained herein is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 2, 2010, Checkpoint Systems, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  The purpose of the meeting was to consider and vote upon proposals to (i) elect three directors who were nominated for election as Class I directors to three-year terms, (ii) to approve the Amended and Restated 2004 Omnibus Incentive Compensation Plan; and (iii) to ratify the appointment of our independent registered public accounting firm for 2010.   Of the 39,454,205 shares of the Company’s common stock entitled to vote at the meeting a total of 37,745,990 shares (95.67%) were represented at the meeting in person or by proxy.  The voting results for each proposal are set forth below.

Proposal No. 1 - Election of Directors
The shareholders elected three Class I directors to each serve a three-year term until the 2013 Annual Meeting of Shareholders and until their respective successors are elected and qualified.  The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
William S. Antle, III	34,756,029	272,982	1,707,171
R. Keith Elliott	32,353,221	2,675,790	1,707,171
Robert N. Wildrick	34,749,795	279,216	1,707,171

Proposal No. 2 - Proposal to Approve the Amended and Restated 2004 Omnibus Incentive Compensation Plan
                          The shareholders voted to approve an amendment and restatement of our Amended and Restated 2004 Omnibus Incentive Compensation Plan.  The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
28,266,470	5,843,844	918,696	2,716,980

         Proposal No. 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2010
                     The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2010. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
36,364,742	1,357,145	24,103	0

Item 9.01	Financial Statements and Exhibits

(d)
      (d)
Exhibit Number	Description
10.1
Checkpoint Systems, Inc. Amended and Restated 2004 Omnibus Incentive Compensation Plan, Effective Date: February 12, 2010 (incorporated by reference from Appendix A to Checkpoint Systems, Inc.’s definitive proxy statement for the 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 27, 2010).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc

Date: June 8, 2010	By:	/s/ John R. Van Zile
Name: John R. Van Zile
Title: Senior Vice President, General Counsel and Secretary